Exhibit 21.1

Subsidiaries of the Registrant

(as of June 28, 2020)

1-800-FLOWERS Retail, Inc. (Delaware)

1-800-FLOWERS Service Support Center, Inc. (New York)

1-800-FLOWERS Team Services, Inc. (Delaware)

1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)

1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)

1800Flowers.com Australia Pty LTD

1873349 Ontario Inc. (Canada)

18F UK Holding Company Limited (United Kingdom)

18F Virginia, Inc. (Virginia)

800-Flowers, Inc. (New York)

Bear Creek Orchards, Inc. (Delaware)

BloomNet, Inc. (Delaware)

Celebrations.com, LLC (Delaware)

Cheryl & Co. (Ohio)

Conroy’s Inc. (California)

DesignPac Co., Inc. (Delaware)

DesignPac Gifts, LLC (Illinois)

Floranet Iberia S.L. (Spain)

Flowerama of America, Inc. (Iowa)

FOL UK Holding Company Limited (United Kingdom)

Fresh Gift Cards, Inc. (Florida)

Goodsey.com, LLC (Delaware)

Greatfoods, LLC (Delaware)

Guarded Realty Holdings, LLC (Delaware)

Harry & David Holdings, Inc. (Delaware)

Harry and David, LLC (Oregon)

Harry & David Operations, Inc. (Delaware)

MyFlorist.net, LLC (Delaware)

Napco Marketing Corp. (Delaware)

Plants.com, LLC (Delaware)

Personalization Universe, LLC (Delaware)

The Popcorn Factory, Inc. (Delaware)